As filed with the Securities and Exchange Commission on January 22, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARK NATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	31-1179518
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
50 North Third Street
Newark, Ohio 43055
(740) 349-8451
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

With a Copy to:
David L. Trautman
President and Secretary	Elizabeth Turrell Farrar, Esq.
Park National Corporation	Vorys, Sater, Seymour and Pease LLP
50 North Third Street	52 East Gay Street
Newark, Ohio 43055	Columbus, Ohio 43215
(740) 349-8451	(614) 464-5607
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed Maximum
Title of each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Unit	Price	Registration Fee
Fixed Rate Cumulative Perpetual Preferred Shares, Series A, no par value per share (2)	100,000	$1,000 (1)	$100,000,000	$3,930.00
Depositary Shares (2)	—	—	—	—
Common Shares, no par value per share (3)	227,376	$65.97 (4)	$14,999,995	$589.50
Warrant to Purchase Common Shares, no par value per share (5)	—	—	—	—
Total				$4,519.50

(1)	Represents the liquidation preference amount for each Fixed Rate Cumulative Perpetual Preferred Share, Series A (the “Series A Preferred Shares”) which we sold in a non-public offering to the United States Department of the Treasury (the “U.S. Treasury”) under its Troubled Asset Relief Program Capital Purchase Program. Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and includes such number of additional Series A Preferred Shares, of a currently indeterminable amount, as may from time to time become issuable by reason by share splits, share dividends or similar transactions, which Series A Preferred Shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933.

(2)	In the event the U.S. Treasury requests that we deposit the Series A Preferred Shares with a depositary pursuant to a depositary arrangement, depositary shares evidencing fractional Series A Preferred Shares may be sold pursuant to this Registration Statement in lieu of whole Series A Preferred Shares.

(3)	The Common Shares being registered are purchasable upon exercise of the Warrant to Purchase Common Shares being registered, which we issued to the U.S. Treasury in a non-public offering concurrent with the sale of the Series A Preferred Shares to the U.S. Treasury as described in footnote (1). In addition to the number of Common Shares stated in the table above, there is registered, pursuant to Rule 416 under the Securities Act of 1933, such number of additional Common Shares, of a currently indeterminable amount, as may from time to time become issuable by reason of share splits, share dividends or similar transactions and certain anti-dilution provisions set forth in the Warrant to Purchase Common Shares.

(4)	Estimated in accordance with Rule 457(i) under the Securities Act of 1933 and calculated on the basis of the $65.97 per share exercise price of the Warrant to Purchase Common Shares.

(5)	Pursuant to Rule 457(i) under the Securities Act of 1933, no additional fee is payable for the Warrant to Purchase Common Shares.

PROSPECTUS
Park National Corporation
100,000 Fixed Rate Cumulative Perpetual Preferred Shares, Series A, No Par Value
(or Depositary Shares Evidencing Fractional Interests in Such Fixed
Rate Cumulative Perpetual Preferred Shares, Series A, No Par Value)
Warrant to Purchase 227,376 Common Shares, No Par Value
227,376 Common Shares, No Par Value
     This prospectus relates to the potential resale from time to time by the selling securityholders of some or all of 100,000 of our Fixed Rate Cumulative Perpetual Preferred Shares, Series A, no par value per share, liquidation preference $1,000 per share (the “Series A Preferred Shares”), or, in the event such Series A Preferred Shares are deposited with a depositary as described in this prospectus, depositary shares evidencing fractional interests in such Series A Preferred Shares; a warrant (the “Warrant”) to purchase 227,376 of our common shares, no par value per share (the “Common Shares”); and any Common Shares issuable from time to time upon exercise of the Warrant. The Series A Preferred Shares and the Warrant were originally issued by us pursuant to the Letter Agreement dated December 23, 2008, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury (the “U.S. Treasury”), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).
     The selling securityholders who may sell or otherwise dispose of the securities offered by this prospectus include the U.S. Treasury and any other holders of the securities covered by this prospectus to whom the U.S. Treasury has transferred its registration rights in accordance with the terms of the Letter Agreement between us and the U.S. Treasury. The selling securityholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. We will not receive any proceeds from the sale of securities by the selling securityholders.
     Neither the Series A Preferred Shares nor the Warrant is listed on any national securities exchange, and, unless requested by the U.S. Treasury, we do not intend to seek such a listing for the Series A Preferred Shares or the Warrant.
     The Common Shares of Park National Corporation (“Park”) are listed on NYSE Alternext US under the symbol “PRK.” On January 21, 2009, the closing price for the Park Common Shares was $54.35.
     Investing in our securities involves risks. We urge you to carefully review the information contained in this prospectus under the caption “RISK FACTORS” beginning on page 4 and other information included or incorporated by reference in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION NOR ANY BANK REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENTAL OR REGULATORY AGENCY OR INSTRUMENTALITY.

     Our principal executive offices are located at 50 North Third Street, Newark, Ohio 43055 and our telephone number is (740) 349-8451.
The date of this prospectus is January 22, 2009.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) covering the securities that may be sold under this prospectus. This prospectus summarizes material provisions of contracts, agreements and other documents that we refer you to. For further information about us and the securities that may be sold under this prospectus, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Because the prospectus may not contain all the information you may find important, you should review the full text of these documents. Copies of these documents have been incorporated by reference as exhibits to our registration statement of which this prospectus is a part.
     We also file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.parknationalcorp.com. The information on the SEC Internet site and on our Internet site is not a part of this prospectus. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. You may also inspect our SEC reports and other information at NYSE Alternext US, 30 Broad Street, 5th Floor, New York, New York 10004.
Incorporation by Reference
     The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus.
     We incorporate by reference the following documents that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as noted below:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K filed/furnished on January 2, 2008, January 11, 2008, January 15, 2008, January 16, 2008, January 28, 2008, February 19, 2008, April 21, 2008, May 20, 2008, July 8, 2008, July 16, 2008, August 18, 2008, September 2, 2008, September 8, 2008, September 22, 2008, October 14, 2008 (two reports), October 20, 2008, October 28, 2008, November 21, 2008, December 1, 2008, December 2, 2008, December 19, 2008, December 23, 2008 and January 9, 2009;

•	The definitive proxy statement for our 2008 Annual Meeting of Shareholders; and

•	The description of our Common Shares which is contained in “Item 5. Other Information” of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, together with any subsequent registration statement or report filed for the purpose of updating such description.
     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:
•	any reports filed under Section 13(a) or Section 13(c) of the Exchange Act;

•	any document filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

     Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition”, or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 (or former Item 9 or Item 12) of Form 8-K into this prospectus.
     Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Park National Corporation, 50 North Third Street, Newark, Ohio 43055, Attention: John W. Kozak, Chief Financial Officer, telephone number (740) 349-8451.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, the selling securityholders named in this prospectus may sell any of the securities described in this prospectus in one or more offerings from time to time. When we use the term “securities” in this prospectus, we mean any of the securities that the selling securityholders named in this prospectus may offer under this prospectus, unless we say otherwise. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement. You also should carefully read the documents incorporated by reference into this prospectus and the documents we have referred you to in “WHERE YOU CAN FIND MORE INFORMATION” for additional information about our Company, including our financial statements.
     Unless the context otherwise requires, references to “Park,” the “Company,” “we,” “our” and “us” and similar terms mean Park National Corporation and its subsidiaries and predecessors.
     The selling securityholders named in this prospectus may use this prospectus to offer any of the following of our securities from time to time:
•	Fixed Rate Cumulative Perpetual Preferred Shares, Series A, no par value, either directly or represented by depositary shares;

•	Warrant to purchase 227,376 of our Common Shares, no par value; or

•	Common Shares, no par value, issued upon exercise of the Warrant.
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling securityholders have not, authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains some forward-looking statements that set forth anticipated results based on our management’s plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.
     We cannot guarantee that any forward-looking statement will be realized, although our management believes that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind in reading this prospectus. Factors that might cause such differences include, but are not limited to:
•	general business and economic conditions in the markets we serve, specifically the real estate markets, may be less favorable than anticipated which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults;

•	deterioration in the asset value of our banking subsidiary Vision Bank’s loan portfolio may be worse than expected;

•	changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet;

•	our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	the nature, timing and effect of legislative or regulatory developments including changes in laws concerning taxes, banking, securities and other aspects of the financial services industry;

•	competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

•	our ability to execute our business plan successfully and within the expected time frame;

•	the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies;

•	the effect of fiscal and governmental policies of the United States federal government;

•	rapidly changing technology affecting the financial services industry;

•	other external developments materially affecting our operational and financial performance; and

•	those risks and uncertainties included in this prospectus under the caption “RISK FACTORS.”
     We undertake no obligation publicly to update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS
     An investment in our securities involves certain risks. You should carefully consider the following risk factors and other information contained in this prospectus and the documents incorporated by reference in this prospectus, before making an investment decision. Certain risks related to us and our business are described under the heading “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and under the heading “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008. Listed below are a number of additional risks, including certain risks related to the securities offered by this prospectus. The risks discussed below also include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements. Risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.
Risks Relating to Park and our Subsidiaries
     Difficult market conditions and economic trends have adversely affected our industry and our business.
     Negative developments beginning in the latter half of 2007 and throughout 2008 in the sub-prime mortgage market and the securitization markets for such loans, together with substantial volatility in oil prices and other factors, have resulted in uncertainty in the financial markets in general and a related general economic downturn, continuing into 2009. Dramatic declines in the housing market, with decreasing home prices and increasing delinquencies and foreclosures, have negatively impacted the credit performance of mortgage and construction loans and resulted in significant write-downs of assets by many financial institutions. In addition, the values of real estate collateral supporting many loans have declined and may continue to decline. General downward economic trends, reduced availability of commercial credit and increasing unemployment have negatively impacted the credit performance of commercial and consumer credit, resulting in additional write-downs. Concerns over the stability of the financial markets and the economy have resulted in decreased lending by financial institutions to their customers and to each other. This market turmoil and tightening of credit has led to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity. Competition among depository institutions for deposits has increased significantly. Financial institutions have experienced decreased access to deposits or borrowings. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may adversely affect our business, financial condition, results of operations and stock price.
     Our ability to assess the creditworthiness of customers and to estimate the losses inherent in our credit exposure is made more complex by these difficult market and economic conditions. As a result of the foregoing factors, there is a potential for new federal or state laws and regulations regarding lending and funding practices and liquidity standards, and bank regulatory agencies are expected to be very aggressive in responding to concerns and trends identified in examinations. This increased governmental action may increase our costs and limit our ability to pursue certain business opportunities. We also may be required to pay even higher Federal Deposit Insurance Corporation (“FDIC”) premiums than the recently increased level, because financial institution failures resulting from the depressed market conditions have depleted and may continue to deplete the deposit insurance fund and reduce its ratio of reserves to insured deposits.
     A worsening of these conditions would likely exacerbate the adverse effects of these difficult market and economic conditions on us, our customers and the other financial institutions in our market. As a result, we may experience increases in foreclosures, delinquencies and customer bankruptcies, as well as more restricted access to funds.
     There can be no assurance that recent legislative and regulatory initiatives to address difficult market and economic conditions will stabilize the U.S. banking system.
     The recently enacted Emergency Economic Stabilization Act of 2008 (the “EESA”) authorizes the U.S. Treasury to, among other things, purchase up to $700 billion of mortgages, mortgage-backed securities and certain other financial instruments from financial institutions and their holding companies, under a Troubled Asset Relief Program (“TARP”). The purpose of TARP is to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. Under the TARP Capital Purchase Program, the U.S. Treasury is purchasing equity securities from participating institutions. On December 23, 2008, we entered into a Letter Agreement, and the related Securities Purchase Agreement — Standard Terms attached thereto, with the U.S. Treasury providing for our issuance of the Series A Preferred Shares and the Warrant, pursuant to the TARP Capital Purchase Program. The EESA also increased federal deposit insurance on most deposit accounts from $100,000 to $250,000. This increase is in place until the end of 2009 and is not covered by deposit insurance premiums paid by the banking industry.
     The EESA followed, and has been followed by, numerous actions by the Federal Reserve Board, the U.S. Congress, the U.S. Treasury, the FDIC, the SEC and others to address the current liquidity and credit crisis that has followed the sub-prime mortgage market meltdown that began in 2007. These measures include homeowner relief that encourages loan restructuring and modification; the establishment of significant liquidity and credit facilities for financial institutions and investment banks; the lowering of the federal funds rate; emergency action against short selling practices; a temporary guaranty program for money market funds; the establishment of a commercial paper funding facility to provide back-stop liquidity to commercial paper issuers; and coordinated international efforts to address illiquidity and other weaknesses in the banking sector. The purpose of these legislative and regulatory actions is to stabilize the U.S. banking system. The EESA and the other regulatory initiatives described above may not have their desired effects. If the volatility in the markets continues and economic conditions fail to improve or worsen, our business, financial condition and results of operations could be materially and adversely affected.
     Current levels of market volatility are unprecedented.
     The capital and credit markets have been experiencing volatility and disruption for more than a year. In recent months, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.
     Because of our participation in the Capital Purchase Program, we are subject to several restrictions including restrictions on our ability to declare or pay dividends and repurchase our shares as well as restrictions on compensation paid to our executive officers.
     Pursuant to the terms of the Securities Purchase Agreement, our ability to declare or pay dividends on any of our shares is limited. Specifically, we are unable to declare dividend payments on Common Shares, junior preferred shares or pari passu preferred shares if we are in arrears on the payment of dividends on the Series A Preferred Shares. Further, we are not permitted to increase dividends on our Common Shares above the amount of the last quarterly cash dividend per share declared prior to October 14, 2008 ($0.94 per share) without the U.S. Treasury’s approval until December 23, 2011, unless all of the Series A Preferred Shares have been redeemed or transferred by the U.S. Treasury to unaffiliated third parties. In addition, our ability to repurchase our shares is restricted. The consent of the U.S. Treasury generally is required for us to make any stock repurchase (other than in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice) until December 23, 2011, unless all of the Series A Preferred Shares have been redeemed or transferred by the U.S. Treasury to unaffiliated third parties. Further, Common Shares, junior preferred shares or pari passu preferred shares may not be repurchased if we are in arrears on the payment of Series A Preferred Share dividends.
     In addition, pursuant to the terms of the Securities Purchase Agreement, we adopted the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds the equity securities issued pursuant to the Securities Purchase Agreement, including the Common Shares which may be issued upon exercise of the Warrant. These standards generally apply to our Chief Executive Officer, Chief Financial Officer and the three next most highly compensated senior executive officers. The standards include (i) ensuring that incentive compensation plans and arrangements for senior executive officers do not encourage unnecessary and excessive risks that threaten our value; (ii) required clawback of any bonus or incentive compensation paid (or under a legally binding obligation to be paid) to a senior executive officer based on materially inaccurate financial statements or other materially inaccurate performance metric criteria; (iii) prohibition on making golden parachute payments to senior executive officers; and (iv) agreement not to claim a deduction, for federal income tax purposes, for compensation paid to any of the senior executive officers in excess of $500,000 per year. In particular, the change to the deductibility limit on executive compensation will likely increase the overall cost of our compensation programs in future periods. Since the Warrant has a ten-year term, we could potentially be subject to the executive compensation and corporate governance restrictions for at least a ten-year time period. This period could be extended based upon the period during which the U.S. Treasury continues to hold Series A Preferred Shares or Common Shares acquired upon exercise of the Warrant.

Risks Relating to the Series A Preferred Shares and Our Common Shares
     The Series A Preferred Shares represent equity interests in Park and are subordinate to all of our existing and future indebtedness. Regulatory, statutory and contractual restrictions may limit or prevent us from paying dividends on the Series A Preferred Shares and our Common Shares, and the Series A Preferred Shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.
     The Series A Preferred Shares are equity interests in Park and do not constitute indebtedness. As such, the Series A Preferred Shares, like our Common Shares, rank junior to all indebtedness and other non-equity claims on Park with respect to assets available to satisfy claims on Park, including in a liquidation of Park. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred shares like the Series A Preferred Shares, as with our Common Shares, (1) dividends are payable only when, as and if authorized and declared by, our Board of Directors and depend on, among other things, our results of operations, financial condition, debt service requirements, other cash needs and any other factors our Board of Directors deems relevant, and (2) as an Ohio corporation, under Ohio law, we are subject to restrictions on payments of dividends out of lawfully available funds. See the discussion under the captions “DESCRIPTION OF SERIES A PREFERRED SHARES — Dividends Payable on Series A Preferred Shares” and “DESCRIPTION OF COMMON SHARES — Dividends.”
     The Series A Preferred Shares do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series A Preferred Shares or to which the Series A Preferred Shares will be structurally subordinated.
     We are subject to certain contractual restrictions that could prohibit us from declaring or paying dividends or making liquidation payments on our Common Shares or the Series A Preferred Shares. See the immediately following risk factor.
     If we defer payments of interest on our outstanding junior subordinated notes or if certain defaults relating to those junior subordinated notes occur, we will be prohibited from declaring or paying dividends or distributions on, from redeeming or repurchasing, and from making liquidation payments with respect to, the Series A Preferred Shares and our Common Shares.
     As of September 30, 2008, we had outstanding $15 million aggregate principal amount of junior subordinated notes, which we assumed in connection with the March 9, 2007 merger of Vision Bancshares, Inc. into Park (the “Vision Merger”). These junior subordinated notes were issued in connection with the sale by Vision Bancshares Trust I of floating rate preferred securities. In connection with the Vision Merger, we also assumed the guarantee of those floating rate preferred securities. The indenture under which the junior subordinated notes were issued, together with the related guarantee, prohibits us, subject to limited exceptions, from declaring or paying any dividends or distributions on, or redeeming, repurchasing, acquiring or making any liquidation payments with respect to, any of our capital stock (including the Series A Preferred Shares and our Common Shares) at any time when (i) there shall have occurred and be continuing an event of default under the indenture; (ii) we are in default with respect to payment of any obligations under the related guarantee; or (iii) we have deferred payment of interest on the junior subordinated notes outstanding under that indenture. In that regard, we are entitled, at our option but subject to certain conditions, to defer payments of interest on the junior subordinated notes from time to time for up to 20 consecutive quarterly periods.
     Events of default under the indenture generally consist of our failure to pay interest on the junior subordinated notes outstanding under certain circumstances, our failure to pay any principal of or premium on such junior subordinated notes when due, our failure to comply with certain covenants under the indenture, and certain events of bankruptcy, insolvency or liquidation relating to us or one of our banking subsidiaries.
     As a result of these provisions, if we were to elect to defer payments of interest on the junior subordinated notes, or if any of the other events described in clause (i) or (ii) of the first paragraph of this risk factor were to occur, we would be prohibited from declaring or paying any dividends on the Series A Preferred Shares and our Common Shares, from redeeming, repurchasing or otherwise acquiring any of the Series A Preferred Shares or our Common Shares, and from making any payments to holders of the Series A Preferred Shares or our Common Shares in the event of our liquidation, which would likely have a material adverse effect on the market value of the Series A Preferred Shares and our Common Shares. Moreover, without notice to or consent from the holders of the Series A Preferred Shares or our Common Shares, we

may issue additional series of junior subordinated debt securities in the future with terms similar to those of our existing junior subordinated notes or enter into other financing agreements that limit our ability to purchase or to pay dividends or distributions on our capital stock, including the Series A Preferred Shares and our Common Shares.
     The prices of the Series A Preferred Shares and our Common Shares may fluctuate significantly, and this may make it difficult for you to resell the Series A Preferred Shares and/or Common Shares when you want or at prices you find attractive.
     There currently is no market for the Series A Preferred Shares, and we cannot predict how the Series A Preferred Shares or our Common Shares will trade in the future. The market value of the Series A Preferred Shares and our Common Shares will likely continue to fluctuate in response to a number of factors, most of which are beyond our control.
     The market value of the Series A Preferred Shares and our Common Shares may also be affected by conditions affecting the financial markets generally, including price and trading fluctuations. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, the Series A Preferred Shares and our Common Shares and (ii) sales of substantial amounts of the Series A Preferred Shares or our Common Shares in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the market value of the Series A Preferred Shares and our Common Shares.
     There may be future sales of additional Common Shares or preferred shares or other dilution of our equity, which may adversely affect the market price of our Common Shares or the Series A Preferred Shares.
     We are not restricted from issuing additional Common Shares or preferred shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or preferred shares or any substantially similar securities. The per share value of our Common Shares or the Series A Preferred Shares could decline as a result of sales by us of a large number of Common Shares or preferred shares or similar securities in the market or the perception that such sales could occur.
Risks Specific to the Series A Preferred Shares
     An active trading market for the Series A Preferred Shares does not currently exist and may not develop.
     The Series A Preferred Shares are not currently listed on any national securities exchange and we do not anticipate listing the Series A Preferred Shares on a national securities exchange unless we are requested to do so by the U.S. Treasury pursuant to the Securities Purchase Agreement between us and the U.S. Treasury. There can be no assurance that an active trading market for the Series A Preferred Shares will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market value and liquidity of the Series A Preferred Shares may be adversely affected.
     The Series A Preferred Shares may be junior in rights and preferences to preferred shares we may issue in the future.
     Subject to approval by the holders of at least 66 2/3% of the Series A Preferred Shares then outstanding, voting together as a separate class, we may issue preferred shares in the future, the terms of which are expressly senior to the Series A Preferred Shares. The terms of any such future preferred shares expressly senior to the Series A Preferred Shares may restrict dividend payments on the Series A Preferred Shares. For example, the terms of any such senior preferred shares may provide that, unless full dividends for all of our outstanding preferred shares senior to the Series A Preferred Shares have been paid for the relevant periods, no dividends will be paid on the Series A Preferred Shares, and no Series A Preferred Shares may be repurchased, redeemed or otherwise acquired by us. This could result in dividends on the Series A Preferred Shares not being paid when contemplated. In addition, in the event of our liquidation, dissolution or winding-up, the terms of the senior preferred shares may prohibit us from making payments on the Series A Preferred Shares until all amounts due to holders of the senior preferred shares in such circumstances are paid in full.

     Holders of the Series A Preferred Shares have limited voting rights.
     Until and unless we are in arrears on our dividend payments on the Series A Preferred Shares for six quarterly dividend periods, whether or not consecutive, the holders of the Series A Preferred Shares will have no voting rights except with respect to certain fundamental changes in the terms of the Series A Preferred Shares and certain other matters and except as may be required by Ohio law. If dividends on the Series A Preferred Shares are not paid in full for six quarterly dividend periods, whether or not consecutive, the total number of positions on the Park Board of Directors will automatically increase by two and the holders of the Series A Preferred Shares, acting as a class with any other parity securities having similar voting rights, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See the discussion under the caption “DESCRIPTION OF SERIES A PREFERRED SHARES — Voting Rights — Election of Two Directors upon Non-Payment of Dividends.” Based on the current number of members of the Park Board of Directors, directors elected by the holders of the Common Shares would have a controlling majority of the Board and would be able to take any action approved by them notwithstanding any objection by the directors elected by the holders of the Series A Preferred Shares.
     If we are unable to redeem the Series A Preferred Shares after five years, the cost of this capital to us will increase substantially.
     If we are unable to redeem the Series A Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on that date, from 5.0% per annum to 9.0% per annum. See the discussion under the caption “DESCRIPTION OF SERIES A PREFERRED SHARES — Dividends Payable on Series A Preferred Shares.” Depending on our financial condition at the time, this increase in the annual dividend rate on the Series A Preferred Shares could have a material negative effect on our liquidity.
Risk Specific to the Common Shares
     The Series A Preferred Shares impact net income available to the holders of our Common Shares and earnings per Common Share, and the Warrant we issued to the U.S. Treasury may be dilutive to holders of our Common Shares.
     The dividends declared and the accretion of discount on the Series A Preferred Shares will reduce the net income available to holders of our Common Shares and our earnings per Common Share. The Series A Preferred Shares will also receive preferential treatment in the event of liquidation, dissolution or winding up of Park. Additionally, the ownership interest of the existing holders of our Common Shares will be diluted to the extent the Warrant we issued to the U.S. Treasury in conjunction with the sale to the U.S. Treasury of the Series A Preferred Shares is exercised. The Common Shares underlying the Warrant represent approximately 1.60% of our Common Shares outstanding as of January 16, 2009 (including the Common Shares issuable upon exercise of the Warrant in the total Common Shares outstanding). Although the U.S. Treasury has agreed not to vote any of the Common Shares it receives upon exercise of the Warrant, a transferee of any portion of the Warrant or of any Common Shares acquired upon exercise of the Warrant is not bound by this restriction.
OUR COMPANY
     We are a bank holding company headquartered in Newark, Ohio. Together with our subsidiaries, we consist of 14 community banking divisions, a data processing and information technology division, two specialty finance companies and a title company. Our Ohio-based banking operations are conducted through 128 offices across 28 Ohio counties and one Kentucky county through our subsidiary The Park National Bank and its divisions which include Fairfield National Bank, Richland Bank, Century National Bank, First-Knox National Bank, Farmers and Savings Bank, United Bank, Second National Bank, Security National Bank, Unity National Bank, Citizens National Bank and The Park National Bank of Southwest Ohio & Northern Kentucky. Our other banking subsidiary is Vision Bank (headquartered in Panama City, Florida) and its Vision Bank Division (of Gulf Shores, Alabama), which conduct operations through 18 offices across six counties in Florida and one Alabama county. Our banking subsidiaries engage in the commercial banking and trust business primarily in small and medium population Ohio communities and in Gulf Coast communities in Alabama and the Florida panhandle. Park’s other subsidiaries include Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), Guardian Finance Company and Park Title Agency, and they operate through an aggregate of eight offices in Ohio.

     We were incorporated under the laws of the State of Ohio, in 1992. Our principal executive offices are located at 50 North Third Street, Newark, Ohio 43055, and our telephone number is (740) 349-8451. Our Internet site can be accessed at http://www.parknationalcorp.com. Information contained in our Internet site does not constitute part of, and is not incorporated into, this prospectus.
     At September 30, 2008, we had consolidated total assets of approximately $6.8 billion, total loans of approximately $4.5 billion, total deposits of approximately $4.8 billion and total shareholders’ equity of approximately $530 million.
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
     The following table shows the ratios of earnings to fixed charges for Park, which includes our subsidiaries, on a consolidated basis for the periods indicated:

	For the Nine
	Months Ended	For the Year Ended December 31,
	September 30, 2008	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges (1)

Excluding Interest on Deposits	1.64	2.12	4.36	4.61	7.80	10.01

Including Interest on Deposits	1.22	1.31	2.09	2.44	3.19	2.98

(1)	For purposes of computing the ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on borrowings and long-term debt, including/excluding interest on deposits, and one-third of rental expense, which we believe is representative of the interest factor.
     No Series A Preferred Shares, or any other class of preferred shares of Park, were outstanding during the years ended December 31, 2007, 2006, 2005, 2004 and 2003, or during the nine months ended September 30, 2008, and we did not pay preferred share dividends during these periods. Therefore, the ratios of earnings to combined fixed charges and preferred share dividends are not different from the ratios of earnings to fixed charges presented above.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale by the selling securityholders of the securities offered by this prospectus or any accompanying prospectus supplement. If the holder of the Warrant does not elect a cashless exercise, we may receive proceeds from the exercise of some or all of the Warrant, which we will use for general corporate purposes. See the discussion in the section captioned “DESCRIPTION OF WARRANT TO PURCHASE COMMON SHARES — Exercise of the Warrant.”
CAPITAL STOCK OF PARK
     Under our Articles of Incorporation, as amended (the “Articles”), we are authorized to issue up to 20,000,000 Common Shares and up to 200,000 preferred shares, no par value per share. As of January 16, 2009, we had 13,971,727 Common Shares outstanding and 100,000 Series A Preferred Shares outstanding. See the description of the Common Shares in the section captioned “DESCRIPTION OF COMMON SHARES” and the description of the Series A Preferred Shares in the section captioned “DESCRIPTION OF SERIES A PREFERRED SHARES.”
     The remaining 100,000 authorized but unissued preferred shares are typically referred to as “blank check” preferred shares. This term refers to preferred shares for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred shares are issued. Under our Articles, our Board of Directors has the authority, without any further shareholder vote or action, to issue the remaining preferred shares in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred shares, as may be provided in the amendment or amendments to our Articles adopted by our Board of Directors. The authority of our Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to preferred shares of any series:
•	the division of the preferred shares into series and the designation and authorized number of preferred shares (up to the number of preferred shares authorized) in each series;

•	the dividend rate and whether dividends are to be cumulative;

•	whether preferred shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the liquidation rights to which the holders of preferred shares will be entitled, and the preferences, if any;

•	whether the preferred shares will be subject to the operation of a sinking fund, and, if so, upon what conditions;

•	whether the preferred shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the voting rights of the preferred shares, which may be full, limited or denied, except as otherwise required by law; provided that the voting rights of any series of preferred shares may not be greater than the voting rights of our Common Shares, except to the extent specifically required with respect to any series of preferred shares which may be designated for issuance to the U.S. Treasury under the Capital Purchase Program (i.e., the Series A Preferred Shares issued to the U.S. Treasury);

•	the preemptive rights, if any, to which the holders of preferred shares will be entitled and any limitations thereon;

•	whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of these other series; and

•	any other relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions.
DESCRIPTION OF SERIES A PREFERRED SHARES
     The following is a brief description of the terms of the Series A Preferred Shares that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Articles, including the Certificate of Amendment by Directors to Articles with respect to the Series A Preferred Shares, copies of which have been filed with the SEC and are also available upon request from us.
General
     Our Board of Directors has designated 100,000 of our preferred shares as Series A Preferred Shares, all of which were issued to the U.S. Treasury in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding Series A Preferred Shares are validly issued, fully paid and nonassessable.
Dividends Payable on Series A Preferred Shares
     Holders of Series A Preferred Shares are entitled to receive if, as and when declared by our Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per Series A Preferred Share from December 23, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of Series A Preferred Shares are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per Series A Preferred Shares with respect to each Dividend Period thereafter.

     Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15 (each, a “Dividend Payment Date”), starting with February 15, 2009. If any Dividend Payment Date is not a business day, then the next business day will be the applicable Dividend Payment Date, and no additional dividends will accrue as a result of the applicable postponement of the Dividend Payment Date. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period will be the period from and including December 23, 2008 to, but excluding, the next Dividend Payment Date. Dividends payable during any Dividend Period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on any date prior to the end of a Dividend Period, and for the initial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
     Dividends payable with respect to the Series A Preferred Shares are payable to holders of record of Series A Preferred Shares on the date that is the 15th calendar day immediately preceding the applicable Dividend Payment Date or such other record date as our Board of Directors or any duly authorized committee of the Board of Directors determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable Dividend Payment Date.
     If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Shares, we are required to provide written notice to the holders of Series A Preferred Shares prior to the applicable Dividend Payment Date.
     We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and to prohibit the payment thereof. In addition, we are subject to Ohio state laws relating to the payment of dividends.
     We are also subject to the contractual restrictions described in the risk factor captioned “If we defer payments of interest on our outstanding junior subordinated notes or if certain defaults relating to those junior subordinate notes occur, we will be prohibited from declaring or paying dividends or distributions on, from redeeming or repurchasing, and from making liquidation payments with respect to, the Series A Preferred Shares and our Common Shares.”
     Our ability to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by our banking subsidiaries. Dividend payments from our banking subsidiaries are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of our banking subsidiaries to pay dividends to us is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by one of our banking subsidiaries may be restricted at any time at the discretion of the applicable regulatory authorities, if they deem such dividends to constitute an unsafe and/or an unsound banking practice.
Priority of Dividends and Payments on Liquidation
     With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Shares will rank:
•	senior to our Common Shares and any other class or series of stock the terms of which expressly provide that it ranks junior to the Series A Preferred Shares as to dividend rights and/or rights on liquidation, dissolution or winding up of Park (“Junior Stock”); and

•	at least equally with any other class or series of stock the terms of which do not expressly provide that it ranks senior or junior to the Series A Preferred Shares as to dividend rights and/or rights on liquidation, dissolution or winding up of Park (“Parity Stock”).
     So long as any Series A Preferred Shares remain outstanding, unless all accrued and unpaid dividends on the Series A Preferred Shares for all prior Dividend Periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever will be paid or declared on our Common Shares, other Junior Stock or Parity Stock, other than a dividend payable solely in Common Shares. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any of our Common Shares, other Junior Stock or Parity Stock, unless we have declared and paid in full all accrued and unpaid dividends on the Series A Preferred Shares for all prior Dividend Periods, other than:

•	purchases, redemptions or other acquisitions of our Common Shares or other Junior Stock in connection with the administration of our employee benefit plans in the ordinary course of business (including purchases pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation) and consistent with past practice;

•	purchases or other acquisitions by a broker-dealer subsidiary of Park solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business;

•	purchases by a broker-dealer subsidiary of Park for resale pursuant to an offering by Park of our capital stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or redemptions or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of Junior Stock or Parity Stock for the beneficial ownership of any other person who is not Park or a subsidiary of Park, including as trustee or custodian; and

•	the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock or Junior Stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 23, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Shares.
     If we repurchase Series A Preferred Shares from a holder other than the U.S. Treasury, we must offer to repurchase a ratable portion of the Series A Preferred Shares then held by the U.S. Treasury.
     On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Shares and any other Parity Stock, all dividends paid or declared for payment on that Dividend Payment Date (or, with respect to Parity Stock with a different dividend payment date, on the applicable dividend date therefor falling within the Dividend Period and related to the Dividend Payment Date for the Series A Preferred Shares), with respect to the Series A Preferred Shares and any other Parity Stock, will be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the Dividend Period.
     Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by our Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on our Common Shares and any other Junior Stock from time to time out of any funds legally available for such payment, and the holders of Series A Preferred Shares will not be entitled to participate in any such dividend.
Redemption
     The Series A Preferred Shares may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) of not less than $25,000,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Shares on the date of issuance to the U.S. Treasury. In such a case, we may redeem the Series A Preferred Shares, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than Park or our subsidiaries after December 23, 2008, of perpetual preferred shares, Common Shares or a combination thereof, that in each case qualify and may be included in Tier 1 capital of Park at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in consideration for other securities (e.g. in connection with a business combination transaction), issuances of trust preferred securities or other Tier 1 capital, and sales and issuances of Common Shares and/or perpetual preferred shares made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.
     After February 15, 2012, the Series A Preferred Shares may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

     In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.
     The Series A Preferred Shares will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of Series A Preferred Shares have no right to require the redemption or repurchase of the Series A Preferred Shares.
     If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed will be selected either pro rata from the holders of record of Series A Preferred Shares in proportion to the number of Series A Preferred Shares held by those holders or in such other manner as our Board of Directors or a duly authorized committee thereof may determine to be fair and equitable.
     We will mail notice of any redemption of Series A Preferred Shares by first class mail, postage prepaid, addressed to the holders of record of the Series A Preferred Shares to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail, or any defect in the notice or in the mailing of the notice, to any holder of Series A Preferred Shares designated for redemption will not affect the redemption of any other Series A Preferred Shares. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where certificates for Series A Preferred Shares are to be surrendered for payment of the redemption price, and the number of Series A Preferred Shares to be redeemed (and, if less than all Series A Preferred Shares held by the applicable holder, the number of Series A Preferred Shares to be redeemed from the holder).
     Series A Preferred Shares that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued preferred shares.
     We are also subject to the contractual restrictions described in the risk factor captioned “If we defer payments of interest on our outstanding junior subordinated notes or if certain defaults relating to those junior subordinate notes occur, we will be prohibited from declaring or paying dividends or distributions on, from redeeming or repurchasing, and from making liquidation payments with respect to, the Series A Preferred Shares and our Common Shares.”
Liquidation Rights
     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Shares will be entitled to receive an amount per share, referred to as the “total liquidation amount”, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Shares will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Shares or any other shares ranking, as to that distribution, junior to the Series A Preferred Shares.
     If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Shares and all holders of any shares of outstanding Parity Stock, the amounts paid to the holders of Series A Preferred Shares and other shares of Parity Stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Shares has been paid in full to all holders of Series A Preferred Shares and the corresponding amounts payable with respect to other shares of Parity Stock has been paid in full, the holders of our Common Shares or any other shares ranking, as to such distribution, junior to the Series A Preferred Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.
     For purposes of the liquidation rights, neither the sale, lease, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

     We are also subject to the contractual restrictions described in the risk factor captioned “If we defer payments of interest on our outstanding junior subordinated notes or if certain defaults relating to those junior subordinate notes occur, we will be prohibited from declaring or paying dividends or distributions on, from redeeming or repurchasing, and from making liquidation payments with respect to, the Series A Preferred Shares and our Common Shares.”
Voting Rights
     Except as indicated below or otherwise required by law, the holders of Series A Preferred Shares will not have any voting rights.
     Election of Two Directors upon Non-Payment of Dividends
     If the dividends on the Series A Preferred Shares have not been paid for an aggregate of six quarterly Dividend Periods or more (whether or not consecutive), the authorized number of directors then constituting our Board of Directors will automatically be increased by two. Holders of Series A Preferred Shares, together with the holders of any outstanding Parity Stock with like voting rights (“Voting Parity Stock”), voting as a single class, will be entitled to elect the two additional members of our Board of Directors (“Preferred Stock Directors”) at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past Dividend Periods, including the last completed Dividend Period, have been paid in full, at which time such right will terminate with respect to the Series A Preferred Shares, subject to revesting in the event of each and every subsequent failure to pay dividends in the circumstances described above. The election of any Preferred Stock Director is subject to the qualification that the election would not cause us to violate the corporate governance requirements of NYSE Alternext US (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.
     Upon the termination of the right of the holders of Series A Preferred Shares and Voting Parity Stock to vote for Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of authorized directors of Park will be reduced by the number of Preferred Stock Directors that the holders of Series A Preferred Shares and Voting Parity Stock had been entitled to elect. The holders of a majority of the Series A Preferred Shares and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the Series A Preferred Shares and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director. If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of the unexpired term.
     Other Voting Rights
     So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles, the vote or consent of the holders of at least 66 2/3% of the Series A Preferred Shares at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:
•	any amendment or alteration of our Articles to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Shares with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Park;

•	any amendment, alteration or repeal of any provision of our Articles (including any amendment, alteration or repeal by means of a merger, consolidation or otherwise, unless no vote on such merger or consolidation is required by the following paragraph) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares; or

•	any consummation of a binding share exchange or reclassification involving the Series A Preferred Shares or of a merger or consolidation of Park with another entity, unless (a) the Series A Preferred Shares remain outstanding following any such transaction or, if Park is not the surviving entity following such transaction, are converted into or exchanged for preference securities of the surviving entity or its ultimate parent and (b) such remaining outstanding Series A Preferred Shares or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Shares immediately prior to the consummation of such transaction, taken as a whole.
     However, any increase in the amount of authorized preferred stock, including any increase in the authorized amount of Series A Preferred Shares necessary to satisfy pre-emptive or similar rights granted by Park to other persons prior to December 23, 2008, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of preferred stock, or any securities convertible or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to Series A Preferred Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Park will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and will not require the affirmative vote or consent of, the holders of outstanding Series A Preferred Shares.
     With respect to the voting rights of the Series A Preferred Shares, each holder of Series A Preferred Shares will have one vote for each Series A Preferred Share on any matter on which holders of Series A Preferred Shares are entitled to vote.
     The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding Series A Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Shares to effect the redemption.
DESCRIPTION OF DEPOSITARY SHARES
     Pursuant to the Letter Agreement between us and the U.S. Treasury, we have agreed, if requested by the U.S. Treasury, to enter into a depositary arrangement pursuant to which the Series A Preferred Shares may be deposited and depositary shares, each representing a fraction of a Series A Preferred Share as specified by the U.S. Treasury, may be issued. The Series A Preferred Shares would be held by a depositary (e.g., a bank or trust company) reasonably acceptable to the U.S. Treasury. If we enter into such a depository arrangement, the selling securityholders would be offering depository shares, each representing a fraction of a Series A Preferred Share, instead of actual whole Series A Preferred Shares. The actual terms of any depository arrangement would be set forth in a deposit agreement to which we would be a party, and would be attached as an exhibit to a filing by us that would be incorporated by reference into this prospectus.
DESCRIPTION OF WARRANT TO PURCHASE COMMON SHARES
     The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC and is also available upon request from us.
Common Shares Subject to the Warrant
     The Warrant is initially exercisable for 227,376 of our Common Shares. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $100,000,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Shares, the number of Common Shares underlying the Warrant then held by the selling securityholders will be reduced by 50% to 113,688 Common Shares. The number of Common Shares subject to the Warrant is subject to the further adjustments described below under the caption “ —Adjustments to the Warrant.”
     In accordance with the terms of the Letter Agreement between us and the U.S. Treasury and the related Securities Purchase Agreement — Standard Terms, the U.S. Treasury has represented that it intends to refrain from exercising any voting rights pertaining to our Common Shares which it may come to own upon exercise of some or all of the Warrant.
Exercise of the Warrant
     The initial exercise price applicable to the Warrant is $65.97 per Common Share for which the Warrant may be exercised. The Warrant may be exercised, in whole or in part, at any time on or before December 23, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the Common Shares for which the Warrant is being exercised. The exercise price may be paid either by the withholding by Park of such number of Common Shares issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our Common Shares on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. If the warrantholder does not exercise the Warrant in its entirety, the warrantholder will be entitled to receive a new warrant in substantially identical form for the purchase of that number of Common Shares equal to the difference between the number of Common Shares subject to the Warrant and the number of Common Shares as to which the Warrant is exercised. The exercise price applicable to the Warrant is subject to the further adjustments described below under the caption “ — Adjustments to the Warrant.”
     Upon exercise of the Warrant, certificates for the Common Shares issuable upon exercise will be issued to the warrantholder. Such Common Shares will be deemed to be issued as of the close of business on the date on which the Warrant and the payment of the exercise price are delivered to Park. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our Common Shares on the last trading day preceding the exercise of the Warrant less the pro-rated exercise price of the Warrant for any fractional Common Shares that would have otherwise been issuable upon exercise date for the Warrant. We will at all times reserve the aggregate number of Common Shares for which the Warrant may be exercised. The Common Shares issuable upon exercise of the Warrant will be listed on NYSE Alternext US.
Rights as a Shareholder
     The warrantholder will have no rights or privileges of the holders of our Common Shares, including any voting rights, until (and then only to the extent) the Warrant has been exercised.
Transferability
     The U.S. Treasury may not transfer a portion of the Warrant with respect to, or exercise the Warrant for, more than 50% of the Common Shares underlying the Warrant until the earlier of the date on which Park has received aggregate gross proceeds from a qualified equity offering of at least $100,000,000 and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable in accordance with applicable securities laws.
Adjustments to the Warrant
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations
     The number of Common Shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our Common Shares, or subdivide, combine or reclassify our outstanding Common Shares into a smaller or greater amount.
     Anti-Dilution Adjustment
     Until the earlier of December 23, 2011 and the date the U.S. Treasury no longer holds the Warrant (and other than in certain permitted transactions described below, or in a stock split, subdivision, reclassification or combination as described above), if we issue any Common Shares (or securities convertible or exchangeable for or exercisable into Common Shares) without consideration or for consideration that is less than 90% of the market price of the Common Shares on the last trading day prior to pricing such Common Shares or convertible securities, then the number of Common Shares issuable upon exercise of the Warrant and the exercise price of the Warrant will be adjusted. Permitted transactions that will not trigger this adjustment include issuances:
•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•	in connection with public or broadly marketed offerings and sales of Common Shares or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder, on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 23, 2008.
     Other Distributions
     If we declare any dividends or distributions other than our historical, ordinary cash dividends (i.e., regular quarterly dividends not in excess of $0.94 per share), both the number of Common Shares issuable upon exercise of the Warrant and the exercise price of the Warrant will be adjusted to reflect such dividends or distributions.
     Certain Repurchases
     If we effect a pro rata repurchase of Common Shares, both the number of Common Shares issuable upon exercise of the Warrant and the exercise price of the Warrant will be adjusted.
     Business Combinations
     In the event of a merger, consolidation, statutory share exchange or similar transaction involving Park and requiring shareholder approval, or a reclassification of our Common Shares (other than as described above under the caption “ –Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations”), the warrantholder’s right to receive our Common Shares upon exercise of the Warrant will be converted into the right to exercise the Warrant for the transaction consideration that would have been payable to the warrantholder with respect to the Common Shares for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction, or reclassification.
     Registered Sales of the Warrant
     The holders agree to sell the Warrant or any portion thereof under the Registration Statement of which this prospectus is a part only beginning 30 days after notifying Park of any such sale, during which 30-day period the U.S. Treasury and all holders of the Warrant shall take reasonable steps to agree to revisions to the Warrant to permit a public distribution of the Warrant, including entering into a warrant agreement and appointing a warrant agent.
DESCRIPTION OF COMMON SHARES
     The following is a brief description of the terms of our Common Shares. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the relevant provisions of Ohio law, our Articles and our Regulations, as amended (the “Regulations”), copies of which have been filed with the SEC and are also available upon request from us.
General
     Under our Articles, we are authorized to issue up to 20,000,000 Common Shares. As of January 16, 2009, 13,971,727 Common Shares were outstanding, 2,179,424 Common Shares were held by Park as treasury shares, and 1,884,015 Common Shares were reserved for issuance upon the exercise of outstanding Park stock options and will be issued, to the extent of the exercise of any of such Park stock options, exclusively from Common Shares held in treasury. The Common Shares issuable upon exercise of the Warrant, in whole or in part, will be issued by us exclusively from Common Shares held in treasury.
Preemptive Rights
     Our Articles provide that the holders of Common Shares have preemptive rights unless the Common Shares offered or sold are (1) treasury shares; (2) issued as a share dividend or distribution; (3) offered or sold in connection with any merger or consolidation to which Park is a party or any acquisition of or investment in, another corporation, partnership, proprietorship or other business entity or its assets by Park, whether directly or indirectly, by any means; (4) offered or sold pursuant to the terms of a stock option plan or employee benefit, compensation or incentive plan which has been approved by the holders of three-fourths of the issued and outstanding shares of Park having the authority to vote thereon; or (5) released from preemptive rights by the affirmative vote or written consent of holders of two-thirds of the Common Shares.
Liquidation Rights
     Each Common Share entitles the holder thereof to share ratably in Park’s net assets legally available for distribution to shareholders in the event of Park’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment, subject to the rights of the holders of the Series A Preferred Shares described above under the captions “DESCRIPTION OF SERIES A PREFERRED SHARES – Priority of Dividends and Payments on Liquidation” and “DESCRIPTION OF SERIES A PREFERRED SHARES – Liquidation Rights.”
     We are also subject to the contractual restrictions described in the risk factor captioned “If we defer payments of interest on our outstanding junior subordinated notes or if certain defaults relating to those junior subordinate notes occur, we will be prohibited from declaring or paying dividends or distributions on, from redeeming or repurchasing, and from making liquidation payments with respect to, the Series A Preferred Shares and our Common Shares.”
Subscription, Conversion and Redemption Rights
     The holders of Common Shares do not have subscription or conversion rights, and there are no mandatory redemption provisions applicable to the Common Shares.
Dividends
     As an Ohio corporation, Park may, in the discretion of our Board of Directors, generally pay dividends to our shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends which may be declared and paid by our subsidiaries. Thus, as a practical matter, any restrictions on the ability of our banking subsidiaries to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Park.
     Dividend payments from our banking subsidiaries are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of our banking subsidiaries to pay dividends to us is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by one of our banking subsidiaries may be restricted at any time at the discretion of the applicable regulatory authorities, if they deem such dividends to constitute an unsafe and/or an unsound banking practice.
     Park is also subject to Federal Reserve Board policies that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we maintain adequate capital above regulatory minimums. The Federal Reserve Board may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. In addition, the Federal Reserve Board expects us to serve as a source of strength to our banking subsidiaries, which may require us to retain capital for further investments in our banking subsidiaries, rather than use those funds for dividends for our shareholders.
     The dividend rights of holders of our Common Shares are also qualified and subject to the dividend rights of holders of Series A Preferred Shares described under the caption “DESCRIPTION OF SERIES A PREFERRED SHARES – Priority of Dividends and Payments on Liquidation.” In addition, the Securities Purchase Agreement with the U.S. Treasury contains limitations on the payment of dividends on the Common Shares from and after December 23, 2008 (including with respect to the payment of cash dividends in excess of $0.94 per share, which is the amount of the last quarterly cash dividend declared by Park prior to October 14, 2008). Prior to the earlier of (i) December 23, 2011 and (ii) the date on which the Series A Preferred Shares have been redeemed in whole or the U.S. Treasury has transferred the Series A Preferred Shares to unaffiliated third parties, we may not declare or pay any dividend or make any distribution on our Common Shares other than:

•	regular quarterly cash dividends not exceeding $0.94 per share; and

•	dividends payable solely in our Common Shares,
without the consent of the U.S. Treasury.
     We are also subject to the contractual restrictions described in the risk factor captioned “If we defer payments of interest on our outstanding junior subordinated notes or if certain defaults relating to those junior subordinate notes occur, we will be prohibited from declaring or paying dividends or distributions on, from redeeming or repurchasing, and from making liquidation payments with respect to, the Series A Preferred Shares and our Common Shares.”
Number of Directors
     Our Regulations provide for our Board of Directors to consist of not less than five and not more than 16 directors. Our Board of Directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by shareholders. The number of Park directors was last fixed at 13 directors and currently consists of 13 directors.
Classification of the Board of Directors
     Our Regulations provide for our Board of Directors to be divided into three classes, with the term of office of one class expiring each year.
Nomination of Directors
     Under our Regulations, either our Board of Directors or any shareholder entitled to vote in the election of directors may nominate a candidate for election to our Board of Directors. Shareholder nominations must be made in writing and must be delivered or mailed to our President not less than 14 days and not more than 50 days prior to the shareholder meeting at which directors are to be elected. If, however, notice of the meeting is mailed or disclosed to shareholders less than 21 days before the meeting date, shareholder nominations must be received by the close of business on the 7th day after notice is mailed. A shareholder’s notice nominating a director must set forth:
•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of shares of our capital stock that will be voted for each proposed nominee;

•	the name and residence address of the notifying shareholder; and

•	the number of shares of our capital stock beneficially owned by the notifying shareholder.
Voting Rights
     Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation’s articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right. Our Articles have not been amended to eliminate cumulative voting in the election of directors. Accordingly, if, in accordance with Ohio law, any of our shareholders makes a proper request and announcement of such request is made at a meeting to elect directors, each shareholder will have votes equal to the number of directors to be elected, multiplied by the number of Common Shares owned by such shareholder, and will be entitled to distribute such votes among the candidates in any manner the shareholder wishes. Except with respect to an election of directors for which cumulative voting has been properly requested, each Common Share entitles the holder thereof to one vote on each matter submitted to our shareholders for consideration.

     Special Voting Requirements
     Our Articles contain special voting requirements that may be deemed to have anti-takeover effects. These voting requirements are described in Article Eighth and apply when any of the following actions are contemplated:
•	any merger or consolidation of Park with or into a beneficial owner of 20% or more of the voting power of Park entitled to vote in the election of directors (a “20% beneficial owner”) or an affiliate or associate of that 20% beneficial owner;

•	any sale, lease, exchange, transfer or other disposition of at least 10% of the total assets of Park to a 20% beneficial owner or its affiliates or associates;

•	any merger into Park or one of our subsidiaries of a 20% beneficial owner or its affiliates or associates;

•	any sale, lease, exchange, transfer or other disposition to Park or one of our subsidiaries of all or any part of the assets of a 20% beneficial owner (or its affiliates or associates), excluding any disposition which, if included with all other dispositions consummated during the same fiscal year of Park by the same 20% beneficial owner or its affiliates or associates, would not result in dispositions having an aggregate fair value in excess of 1% of the total consolidated assets of Park, unless all such dispositions by the 20% beneficial owner or its affiliates or associates during the same and four preceding fiscal years of Park would result in disposition of assets having an aggregate fair value in excess of 2% of the total consolidated assets of Park;

•	any reclassification of the Common Shares or any recapitalization involving the Common Shares consummated within five years after a 20% beneficial owner becomes such;

•	any agreement, contract or arrangement providing for any of the previously described business combinations; and

•	any amendment to Article Eighth of our Articles.
     The enlarged majority vote required when Article Eighth applies is the greater of:
•	four-fifths of the outstanding Common Shares entitled to vote on the proposed business combination, or

•	that fraction of the outstanding Common Shares having (i) as the numerator, a number equal to the sum of (a) the number of Common Shares beneficially owned by the 20% beneficial owner plus (b) two-thirds of the remaining number of Common Shares outstanding, and (ii) as the denominator, a number equal to the total number of outstanding Common Shares entitled to vote.
     Article Eighth does not apply where (i) the shareholders who do not vote in favor of the transaction and whose proprietary interest will be terminated in connection with a transaction are paid a “minimum price per share” and (ii) a proxy statement satisfying the requirements of the Exchange Act is mailed to our shareholders for the purpose of soliciting shareholder approval of the transaction. If the price criteria and procedural requirements are satisfied, the approval of a business combination would require only that affirmative vote (if any) required by law or by our Articles or Regulations.
SELLING SECURITYHOLDERS
     On December 23, 2008, we issued 100,000 Series A Preferred Shares and the Warrant to the U.S. Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The U.S. Treasury, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:
•	100,000 Series A Preferred Shares, representing beneficial ownership of 100% of the Series A Preferred Shares outstanding on the date of this prospectus or, in the event the U.S. Treasury requests that we deposit the Series A Preferred Shares with a depositary in accordance with the Letter Agreement between us and the U.S. Treasury, depositary shares evidencing fractional share interests in such Series A Preferred Shares;

•	the Warrant to purchase 227,376 of our Common Shares; and

•	227,376 of our Common Shares issuable upon full exercise of the Warrant, which Common Shares, if issued, would represent beneficial ownership of approximately 1.60% of our Common Shares outstanding as of January 16, 2009 (including the Common Shares issuable upon exercise of the Warrant in the total number of Common Shares outstanding).
For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders or affiliates thereof.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. As of the date hereof, we are not aware that anyone other than the U.S. Treasury has any voting and investment power with respect to the securities being offered by this prospectus.
     We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because we are unaware of any of the securities being subject to any agreement, arrangement or understanding, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.
     Other than with respect to the acquisition of the securities, the U.S. Treasury has not had a material relationship with us.
     Information about the selling securityholders may change over time, and changed information will be set forth in supplements to this prospectus if and when necessary.
PLAN OF DISTRIBUTION
     The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The securities may be sold in one or more public or private transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the Series A Preferred Shares or the Common Shares may be listed or quoted at the time of sale, including, as of the date of this prospectus, NYSE Alternext US, in the case of the Common Shares;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.
     In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may, in turn, engage in short sales of the Common Shares issuable upon exercise of the Warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the Common Shares issuable upon exercise of the Warrant and deliver Common Shares to close out short positions, or loan or pledge the Series A Preferred Shares or the Common Shares issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

     The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.
     In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
     In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
     In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of NYSE Alternext US pursuant to Rule 153 under the Securities Act.
     At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
     We do not intend to apply for listing of the Series A Preferred Shares or the Warrant on any national securities exchange unless requested by the U.S. Treasury. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Shares. Our Common Shares are listed on NYSE Alternext US and trade under the symbol “PRK”.
     We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.
LEGAL MATTERS
     The validity of the securities being offered by this prospectus is being passed upon for Park by the law firm of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. As of January 16, 2009, Vorys, Sater, Seymour and Pease LLP attorneys, together with members of their immediate families, owned an aggregate of 1,968.50 of our Common Shares.
EXPERTS
     The consolidated financial statements of Park as of December 31, 2007 and 2006 and for the years then ended, appearing in Park’s Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of Park’s internal control over financial reporting as of December 31, 2007, have been audited by Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

     The consolidated financial statements of Park for the year ended December 31, 2005, appearing in Park’s Annual Report (Form 10-K) for the year ended December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses payable by Park National Corporation in connection with the sale of the securities being registered:

Registration Fee — Securities and Exchange Commission	$4,519.50
NYSE Alternext US Listing Fees	—
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	10,000.00
Printing Expenses and Postage	1,000.00
Miscellaneous	5,000.00

Total	$45,519.50

     All of the above amounts, other than the SEC registration fee, are estimates only.
Item 15. Indemnification of Directors and Officers.
(a) Ohio General Corporation Law
     Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:
     (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any of the following:
     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court will deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he will be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, will be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination will be made as follows:
     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section will be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person will have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding will be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section will not be exclusive of, and will be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and will continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and will inure to the benefit of the heirs, executors, and administrators of such a person.
     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, will stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
(b) Regulations of Park
          The Regulations of Park contain the following provisions with respect to the indemnification of directors and officers:
ARTICLE FIVE
INDEMNIFICATION AND INSURANCE
     Section 5.01. Mandatory Indemnification. The corporation will indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 will be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, rebut such presumption.
     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
     (A) the corporation will not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he will have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought will determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court will deem proper; and
     (B) the corporation will promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he will be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     Section 5.04 Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 will be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Licking County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 will be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation will be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person will have the right to petition the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 will be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director will first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he will not have been successful on the merits or otherwise:
     (A) if it will ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or
     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he will have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought will determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     Section 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE will not be exclusive of, and will be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be an officer or director of the corporation and will inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:
     (A) A person claiming indemnification under this Article FIVE will be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding will be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
     (B) References to an “other enterprise” will include employee benefit plans; references to a “fine” will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” will include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article FIVE.
     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Licking County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Licking County, Ohio in any such action, suit or proceeding.
     Section 5.10. Laws and Regulations. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, any indemnification or insurance provided for under this Article FIVE will be subject to the limitations of and conditioned upon compliance with the provisions of applicable state and federal laws and regulations, including, without limitation: (A) the provisions of the Ohio Revised Code governing indemnification by an Ohio corporation of, and insurance maintained by an Ohio corporation on behalf of, its officers, directors or employees; and (B) the provisions of 12 U.S.C. § 1828(k) and Part 359 of the regulations of the Federal Deposit Insurance Corporation (the “FDIC”) (12 C.F.R. Part 359), which provisions contain certain prohibitions and limitations on the making of certain indemnification payments and the maintenance of certain insurance coverage by FDIC-insured depository institutions and their holding companies.

(c) Insurance
     Park has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.
Item 16. Exhibits.
     The documents listed below are filed with this Registration Statement as exhibits or incorporated into this Registration Statement by reference as noted:

Exhibit
Number	Description

4.1(a)	Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on March 24, 1992 (Incorporated herein by reference to Exhibit 3(a) to Park National Corporation’s Form 8-B, filed on May 20, 1992 (File No. 0-18772) (“Park’s Form 8-B”))

4.1(b)	Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on May 6, 1993 (Incorporated herein by reference to Exhibit 3(b) to Park National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

4.1(c)	Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 16, 1996 (Incorporated herein by reference to Exhibit 3(a) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (File No. 1-13006))

4.1(d)	Certificate of Amendment by Shareholders to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 22, 1997 (Incorporated herein by reference to Exhibit 3(a)(1) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-13006) (“Park’s June 30, 1997 Form 10-Q”))

4.1(e)	Certificate of Amendment by Shareholders or Members as filed with the Secretary of State of the State of Ohio on December 18, 2008 in order to evidence the adoption by the shareholders of Park National Corporation on December 18, 2008 of an amendment to Article FOURTH of Park National Corporation’s Articles of Incorporation to authorize Park National Corporation to issue up to 200,000 preferred shares, without par value (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed December 19, 2008 (File No. 1-13006))

4.1(f)	Certificate of Amendment by Directors or Incorporators to Articles as filed with the Secretary of State of the State of Ohio on December 19, 2008, evidencing adoption of amendment by Board of Directors of Park National Corporation to Article FOURTH of Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Park National Corporation (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed December 23, 2008 (File No. 1-13006) (“Park’s December 23, 2008 Form 8-K”))

4.2(a)	Regulations of Park National Corporation (Incorporated herein by reference to Exhibit 3(b) to Park’s Form 8-B)

4.2(b)	Certified Resolution regarding Adoption of Amendment to Subsection 2.02(A) of the Regulations of Park National Corporation by Shareholders on April 21, 1997 (Incorporated herein by reference to Exhibit 3(b)(1) to Park’s June 30, 1997 Form 10-Q)

Exhibit
Number	Description

4.2(c)	Certificate Regarding Adoption of Amendments to Sections 1.04 and 1.11 of Park National Corporation’s Regulations by the Shareholders on April 17, 2006 (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed April 18, 2006 (File No. 1-13006))

4.2(d)	Certificate Regarding Adoption by the Shareholders of Park National Corporation on April 21, 2008 of Amendment to Regulations to Add New Section 5.10 to Article FIVE (Incorporated herein by reference to Exhibit 3.2(d) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (File No. 1-13006))

4.3	Warrant to Purchase 227,376 Shares of Common Stock (Common Shares) of Park National Corporation issued to the United States Department of the Treasury on December 23, 2008 (Incorporated herein by reference to Exhibit 4.1 to Park’s December 23, 2008 Form 8-K)

4.4	Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between Park National Corporation and the United States Department of the Treasury (Incorporated herein by reference to Exhibit 10.1 to Park’s December 23, 2008 Form 8-K) [NOTE: Annex A to Securities Purchase Agreement is not included therewith; filed as Exhibit 3.1 to Park’s December 23, 2008 Form 8-K and incorporated by reference at Exhibit 4.1(f) of this Registration Statement]

4.5(a)	Junior Subordinated Indenture, dated as of December 5, 2005, between Vision Bancshares, Inc. and Wilmington Trust Company, as Trustee (Incorporated herein by reference to Exhibit 10.16 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))

4.5(b)	First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc. (Incorporated herein by reference to Exhibit 4.1(b) to Park National Corporation’s Current Report on Form 8-K dated and filed March 15, 2007 (File No. 1-13006) (“Park’s March 15, 2007 Form 8-K”))

4.6(a)	Amended and Restated Trust Agreement, dated as of December 5, 2005, among Vision Bancshares, Inc., as Depositor; Wilmington Trust Company, as Property Trustee and as Delaware Trustee; and the Administrative Trustees named therein, in respect of Vision Bancshares Trust I (Incorporated herein by reference to Exhibit 10.15 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))

Note: Pursuant to the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc., Park National Corporation succeeded to and was substituted for Vision Bancshares, Inc. as “Depositor”

4.6(b)	Notice of Resignation of Administrative Trustees and Appointment of Successors, dated March 9, 2007, delivered to Wilmington Trust Company by the Resigning Administrative Trustees named therein, the Successor Administrative Trustees named therein and Park National Corporation (Incorporated herein by reference to Exhibit 4.2(b) to Park’s March 15, 2007 Form 8-K)

Exhibit
Number	Description

4.7	Guarantee Agreement, dated as of December 5, 2005, between Vision Bancshares, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, in respect of Vision Bancshares Trust I (Incorporated herein by reference to Exhibit 10.17 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))

Note: Pursuant to the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc., Park National Corporation succeeded to and was substituted for Vision Bancshares, Inc. as “Guarantor”

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities to be registered †

12.1	Statement of Consolidated Ratios of Earnings to Fixed Charges †

23.1	Consent of Crowe Horwath LLP †

23.2	Consent of Ernst & Young LLP †

23.3	Consent of Vorys, Sater, Seymour and Pease LLP, included in Exhibit 5.1 †

24.1	Powers of Attorney †

†	Filed herewith.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part this registration statement will, as to a purchaser with a time of contract for sale prior to such effective date, supersede or modify any statement that was made in a registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Ohio, on January 22, 2009.

PARK NATIONAL CORPORATION

By: Name:	/s/ C. Daniel DeLawder C. Daniel DeLawder
Title:	Chairman of the Board and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 2009.

Signature	Title

/s/ C. Daniel DeLawder C. Daniel DeLawder	Chairman of the Board, Chief Executive Officer and Director

/s/ David L. Trautman* David L. Trautman	President, Secretary and Director

/s/ John W. Kozak John W. Kozak	Chief Financial Officer

/s/ Brady T. Burt Brady T. Burt	Chief Accounting Officer

/s/ Nicholas L. Berning* Nicholas L. Berning	Director

/s/ Maureen Buchwald* Maureen Buchwald	Director

/s/ James J. Cullers* James J. Cullers	Director

/s/ Harry O. Egger* Harry O. Egger	Director

/s/ F. William Englefield IV* F. William Englefield IV	Director

/s/ William T. McConnell* William T. McConnell	Director

/s/ John J. O’Neill* John J. O’Neill	Director

/s/ William A. Phillips* William A. Phillips	Director

Signature	Title

/s/ J. Gilbert Reese* J. Gilbert Reese	Director

/s/ Rick R. Taylor* Rick R. Taylor	Director

/s/ Leon Zazworsky* Leon Zazworsky	Director

*	The above-named directors of the Registrant sign this Registration Statement on Form S-3 by C. Daniel DeLawder, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed with this Registration Statement on Form S-3 as exhibits, in the capacities indicated and on the 22nd day of January, 2009.

By:	/s/ C. Daniel DeLawder C. Daniel DeLawder
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1(a)	Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on March 24, 1992 (Incorporated herein by reference to Exhibit 3(a) to Park National Corporation’s Form 8-B, filed on May 20, 1992 (File No. 0-18772) (“Park’s Form 8-B”))

4.1(b)	Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on May 6, 1993 (Incorporated herein by reference to Exhibit 3(b) to Park National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

4.1(c)	Certificate of Amendment to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 16, 1996 (Incorporated herein by reference to Exhibit 3(a) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (File No. 1-13006))

4.1(d)	Certificate of Amendment by Shareholders to the Articles of Incorporation of Park National Corporation as filed with the Ohio Secretary of State on April 22, 1997 (Incorporated herein by reference to Exhibit 3(a)(1) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-13006) (“Park’s June 30, 1997 Form 10-Q”))

4.1(e)	Certificate of Amendment by Shareholders or Members as filed with the Secretary of State of the State of Ohio on December 18, 2008 in order to evidence the adoption by the shareholders of Park National Corporation on December 18, 2008 of an amendment to Article FOURTH of Park National Corporation’s Articles of Incorporation to authorize Park National Corporation to issue up to 200,000 preferred shares, without par value (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed December 19, 2008 (File No. 1-13006))

4.1(f)	Certificate of Amendment by Directors or Incorporators to Articles as filed with the Secretary of State of the State of Ohio on December 19, 2008, evidencing adoption of amendment by Board of Directors of Park National Corporation to Article FOURTH of Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Park National Corporation (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed December 23, 2008 (File No. 1-13006) (“Park’s December 23, 2008 Form 8-K”))

4.2(a)	Regulations of Park National Corporation (Incorporated herein by reference to Exhibit 3(b) to Park’s Form 8-B)

4.2(b)	Certified Resolution regarding Adoption of Amendment to Subsection 2.02(A) of the Regulations of Park National Corporation by Shareholders on April 21, 1997 (Incorporated herein by reference to Exhibit 3(b)(1) to Park’s June 30, 1997 Form 10-Q)

4.2(c)	Certificate Regarding Adoption of Amendments to Sections 1.04 and 1.11 of Park National Corporation’s Regulations by the Shareholders on April 17, 2006 (Incorporated herein by reference to Exhibit 3.1 to Park National Corporation’s Current Report on Form 8-K dated and filed April 18, 2006 (File No. 1-13006))

4.2(d)	Certificate Regarding Adoption by the Shareholders of Park National Corporation on April 21, 2008 of Amendment to Regulations to Add New Section 5.10 to Article FIVE (Incorporated herein by reference to Exhibit 3.2(d) to Park National Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 (File No. 1-13006))

E-1

Exhibit
Number	Description

4.3	Warrant to Purchase 227,376 Shares of Common Stock (Common Shares) of Park National Corporation issued to the United States Department of the Treasury on December 23, 2008 (Incorporated herein by reference to Exhibit 4.1 to Park’s December 23, 2008 Form 8-K)

4.4	Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between Park National Corporation and the United States Department of the Treasury (Incorporated herein by reference to Exhibit 10.1 to Park’s December 23, 2008 Form 8-K) [NOTE: Annex A to Securities Purchase Agreement is not included therewith; filed as Exhibit 3.1 to Park’s December 23, 2008 Form 8-K and incorporated by reference at Exhibit 4.1(f) of this Registration Statement]

4.5(a)	Junior Subordinated Indenture, dated as of December 5, 2005, between Vision Bancshares, Inc. and Wilmington Trust Company, as Trustee (Incorporated herein by reference to Exhibit 10.16 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))

4.5(b)	First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc. (Incorporated herein by reference to Exhibit 4.1(b) to Park National Corporation’s Current Report on Form 8-K dated and filed March 15, 2007 (File No. 1-13006) (“Park’s March 15, 2007 Form 8-K”))

4.6(a)	Amended and Restated Trust Agreement, dated as of December 5, 2005, among Vision Bancshares, Inc., as Depositor; Wilmington Trust Company, as Property Trustee and as Delaware Trustee; and the Administrative Trustees named therein, in respect of Vision Bancshares Trust I (Incorporated herein by reference to Exhibit 10.15 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))

Note: Pursuant to the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc., Park National Corporation succeeded to and was substituted for Vision Bancshares, Inc. as “Depositor”

4.6(b)	Notice of Resignation of Administrative Trustees and Appointment of Successors, dated March 9, 2007, delivered to Wilmington Trust Company by the Resigning Administrative Trustees named therein, the Successor Administrative Trustees named therein and Park National Corporation (Incorporated herein by reference to Exhibit 4.2(b) to Park’s March 15, 2007 Form 8-K)

4.7	Guarantee Agreement, dated as of December 5, 2005, between Vision Bancshares, Inc., as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, in respect of Vision Bancshares Trust I (Incorporated herein by reference to Exhibit 10.17 to Vision Bancshares, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (File No. 000-50719))

Note: Pursuant to the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Wilmington Trust Company, as Trustee; Park National Corporation; and Vision Bancshares, Inc., Park National Corporation succeeded to and was substituted for Vision Bancshares, Inc. as “Guarantor”

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities to be registered †

12.1	Statement of Consolidated Ratios of Earnings to Fixed Charges †

23.1	Consent of Crowe Horwath LLP †

E-2

Exhibit
Number	Description

23.2	Consent of Ernst & Young LLP †

23.3	Consent of Vorys, Sater, Seymour and Pease LLP, included in Exhibit 5.1 †

24.1	Powers of Attorney †

†	Filed herewith.

E-3